Exhibit 10.5

EDC

DECLARATION

Export Development Canada (“EDC”)

150 Slater Street, Ottawa, Ontario

K1A 1K3

Comerica Bank

200 Bay Street, Suite 2210

Royal Bank Plaza, South Tower

Toronto, Ontario

M5J 2J2

(“Institution”)

Re: EDC Guarantee/Suretyship based on Application dated	(“EDC Guarantee/Suretyship”)

In accordance with the terms of the EDC Guarantee/Suretyship, EDC will guarantee payment to the Institution of the guaranteed/suretyship amount which Manitex Liftking, ULC (the “Obligor”} fails to pay pursuant to the terms of its agreement with the Institution (the “Transaction Agreement”) as referenced in the EDC Guarantee/Suretyship.

The Obligor hereby declares to EDC and to the Institution that the financing support provided under the Transaction Agreement will be used to finance no more than 100% of the Obligor’s costs in respect of its performance under one or more contracts entered into for the direct export of goods and/or services.

The Obligator agrees to provide to EDC and the Institution upon request, documents, contracts, agreements, financial information and/or other evidence supporting the above declarations and substantiating the truth thereof.

I certify that: I am a duly appointed senior officer of the Obligor with knowledge of the matters hereinafter certified to; the information contained herein is true; and I recognize that the accuracy of the declarations made herein will be relied upon by EDC and the Institution in connection with the contemplated transactions.

Obligor (Exporter) Signature:   David H Gransee                                    Date:   January 31, 2013

Name (Print):   David H Gransee                 Title (Print):   VP

150 Slater Street, Ottawa, ON K1A 1K3 www.edc.ca	EGP (10-2010)